EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent

TF Financial Corporation


                                          Percentage      Jurisdiction of
Subsidiaries                                Owned          Incorporation
------------                              ----------      ---------------

Third Federal Savings Bank (a)               100%          United States

TF Investment Corporation (a)                100%          Delaware

Teragon Financial Corporation                100%          Pennsylvania

Penns Trail Development Corporation (a)      100%          Delaware

Third Delaware Corporation (a)(b)            100%          Delaware

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(a)     The  operations  of this  subsidiary  are  included in the  consolidated
        financial   statements   contained   in   the  1998  Annual   Report  to
        Stockholders incorporated herein by reference.

(b) Third Delaware Corporation is a wholly-owned subsidiary of Third Federal Savings Bank.